Exhibit 5.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW 101 Constitution Ave, NW, Suite 900 Washington, DC 20001 T: 202.689.2800 F: 202.689.2860 nelsonmullins.com

December 22, 2023

Semper Paratus Acquisition Corporation

767 Third Avenue, 38th Floor

New York, New York 10017

RE:	Registration Statement on Form S-4 (File No. 333-274519)

Ladies and Gentlemen:

We have acted as special counsel to Semper Paratus Acquisition Corporation, a Cayman Islands exempted company (“Semper Paratus”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of Semper Paratus’ registration statement on Form S-4, as amended (including the proxy statement/prospectus forming a part thereof) (the “Registration Statement”), filed with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the merger contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated June 28, 2023, by and among Semper Paratus, Semper Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Semper Paratus (“Merger Sub”), SSVK Associates, LLC, Semper Paratus’ sponsor, in its capacity as purchaser representative, Tevogen Bio Inc, a Delaware corporation (“Tevogen Bio”), and Ryan Saadi, in his capacity as seller representative. Pursuant to the Merger Agreement and immediately prior to the consummation of the Merger (as defined below), Semper Paratus will change its corporate structure and domicile by way of continuation from an exempted company incorporated under the laws of the Cayman Islands to a corporation incorporated under the laws of the State of Delaware (the “Domestication”). Capitalized terms used but not defined herein shall have the respective meanings given to them in the Registration Statement.

In connection with the Domestication, Semper Paratus will change its jurisdiction of incorporation by effecting a deregistration under Part XII of the Cayman Islands Companies Act (2021 Revision) and a domestication under Section 388 of the General Corporation Law of the State of Delaware (“DGCL”) by filing a certificate of corporate domestication simultaneously with a certificate of incorporation (“Certificate of Incorporation”), in each case in respect of Semper Paratus with the Secretary of State of the State of Delaware (the “DE Secretary of State”). The Domestication is expected to be effectuated immediately prior to the consummation of the Merger (the “Closing”) and is subject to the approval of the shareholders of Semper Paratus.

The Registration Statement relates to, among other things: (a) the Domestication, (b) the merger of Merger Sub with and into Tevogen Bio (the “Merger”), with Tevogen Bio surviving the Merger as a wholly owned subsidiary of Semper Paratus (Semper Paratus to be renamed Tevogen Bio Holdings Inc., which we refer to herein as “New Tevogen”); (c) (i) the conversion on a one-for-one basis of each issued and outstanding Class A ordinary share, par value $0.0001 per share (the “Class A ordinary shares”), of Semper Paratus into shares of Class A common stock, par value $0.0001 per share, of New Tevogen (the “New Tevogen Class A Common Stock”); (ii) the conversion of each issued and outstanding whole warrant to purchase Class A ordinary shares of Semper Paratus into warrants that represent the right to purchase one share of New Tevogen Class A Common Stock, at an exercise price of $11.50 per share (the “New Tevogen Warrants,” together with the New Tevogen Common Stock, the “New Tevogen Securities”); (iii) the reclassification of New Tevogen Class A Common Stock as common stock, par value $0.0001 per share, of New Tevogen (the “New Tevogen Common Stock”); and (iv) the cancellation of each issued and outstanding unit of Semper Paratus that has not been previously separated, entitling the holder thereof to one share of New Tevogen Common Stock and one-half of one public warrant, with a whole public warrant representing the right to acquire one share of New Tevogen Common Stock at an exercise price of $11.50 per share on the terms and conditions set forth in the warrant agreement, dated as of November 3, 2021, by and between Semper Paratus and Continental Stock Transfer & Trust Company (the “Warrant Agreement”); and (d) the other transactions contemplated by the Registration Statement and the Merger Agreement and documents related thereto, in each case pursuant to the terms of the Merger Agreement and as more fully described in the Registration Statement ((a) through (d) collectively, the “Transactions”).

California | Colorado | District of Columbia | Florida | Georgia | Maryland | Massachusetts | New York

North Carolina | South Carolina | Tennessee | West Virginia

December 19, 2023

This opinion is being rendered at the request of Semper Paratus in connection with the registration by Semper Paratus under the above-referenced Registration Statement of (A) up to 187,608,270 shares of New Tevogen Common Stock, consisting of (i) up to 14,935,513  shares of New Tevogen Common Stock issuable to the shareholders of Semper Paratus’ Class A ordinary shares in the Domestication, (ii) 119,999,989 shares of New Tevogen Common Stock issuable to the stockholders of Tevogen Bio as merger consideration under the Merger Agreement, (iii) up to 24,500,000 shares of New Tevogen Common Stock that may be issued as Earnout Shares upon the occurrence of Triggering Events, (iv) 10,922,768 shares of New Tevogen Common Stock issuable upon the vesting of Rollover RSUs; and (B) 17,250,000 warrants to purchase New Tevogen Common Stock issuable to the holders of Semper Paratus’ public warrants prior to the Closing.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions hereinafter set forth below. These documents included, without limitation, (i) the Registration Statement and all amendments thereto filed with the Commission prior to the date hereof; (ii) the form of the Certificate of Incorporation of New Tevogen to be effective upon the consummation of the Transactions; (iii) the form of bylaws of New Tevogen to be effective upon the consummation of the Transactions; (iv) a copy of the Warrant Agreement, filed as exhibit 4.4 to the Registration Statement; (v) a copy of the specimen warrant certificate, filed as exhibit 4.3 to the Registration Statement, and (vi) the Merger Agreement. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to all questions of fact material to these opinions, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of Semper Paratus.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

A.	Prior to the issuance of any New Tevogen Securities by New Tevogen pursuant to the Registration Statement: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings with respect thereto will have been commenced or threatened, (ii) the Merger and the transactions contemplated by the Merger Agreement and the Registration Statement, including the Domestication, will have been consummated in accordance with the terms of the documents pertaining thereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law, and (iii) the shareholders of Semper Paratus will have approved the Merger Agreement and the other proposals set forth in the proxy statement/prospectus included in the Registration Statement, which are to be presented and voted upon at the meeting as set forth in the proxy statement/prospectus included in the Registration Statement; and

B.	The current draft of the Certificate of Incorporation of New Tevogen, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the DE Secretary of State in accordance with Section 103 of the DGCL, that no other certificate or document, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of New Tevogen with the DE Secretary of State and that Semper Paratus will pay all fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that, when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, the shares of New Tevogen Common Stock will be validly issued, fully paid and non-assessable and each New Tevogen Warrant will be a valid and binding obligation of New Tevogen, enforceable against New Tevogen in accordance with its terms under the laws of the State of New York.

Our opinion herein is expressed solely with respect to the DGCL. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

December 19, 2023

The opinions expressed herein are rendered as of the date hereof and are based on existing law, which is subject to change. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinions expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the proxy statement/prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Nelson Mullins Riley & Scarborough LLP